UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2023
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, on December 7, 2023 at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Peloton Interactive, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Peloton Interactive, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) to increase the shares reserved for issuance under the 2019 Plan by 36,000,000 shares (the “Amendment"). The Amendment was previously adopted by the Company’s board of directors subject to stockholder approval. The 2019 Plan and the Amendment are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (“SEC”) on October 26, 2023 (the “Proxy Statement”), under the caption “Proposal 3: Approval of an Amendment to the Peloton Interactive, Inc. 2019 Equity Incentive Plan,” which disclosure is incorporated herein by reference. The description of the 2019 Plan as amended by the Amendment contained in the Proxy Statement as Annex B is qualified in its entirety by reference to the full text of the 2019 Plan as amended by the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 7, 2023, the Company held its virtual 2023 Annual Meeting exclusively online via live webcast. The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described in more detail in the Proxy Statement. There were 274,155,767 shares of Class A Common Stock and 17,741,526 shares of Class B Common Stock present at the Annual Meeting online or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Class A common stock represented one vote and each share of Class B common stock represented 20 votes.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.To elect three Class I directors, each of whom is currently serving on the Company’s board of directors, each to serve a three-year term expiring at the 2026 annual meeting of stockholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.
2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.
3.To approve the Amendment.

The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Barry McCarthy	490,810,267	49,927,068	88,248,952
Angel Mendez	489,775,979	50,961,356	88,248,952
Pamela Thomas-Graham	473,083,489	67,653,846	88,248,952

Each of the three nominees for directors was elected to serve until the 2026 annual meeting of stockholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
627,383,614	1,106,224	496,449

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. There were no broker non-votes on this matter.

Proposal 3: Approval of the Amendment to the Peloton Interactive, Inc. 2019 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
375,361,333	124,016,869	41,359,133	88,248,952

The stockholders approved the Amendment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Peloton Interactive, Inc. 2019 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: December 12, 2023	By:	/s/ Tammy Albarrán
Tammy Albarrán
Chief Legal Officer